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                                                                    EXHIBIT 10.3



                                OPTION AGREEMENT

         OPTION AGREEMENT, dated as of March 17, 2000 (this "Agreement"), by and among Metrocall, Inc., a Delaware corporation ("Company"), and HMTF Bridge MC I, LLC, a Delaware limited liability company ("HMTF Bridge" or a "Holder"), HM 4-EQ Metrocall Coinvestors, LLC, a Delaware limited liability company, HM 4-SBS Metrocall Coinvestors, LLC, a Delaware limited liability company, HM PG-IV Metrocall, LLC, a Delaware limited liability company, HM4 Metrocall Qualified Fund, LLC, a Delaware limited liability company, and HM4 Metrocall Private Fund, LLC, a Delaware limited liability company (each individually a "Holder" and collectively, together with HMTF Bridge, "Holders").

         WHEREAS, the Company and HMTF Bridge entered into a Common Stock Purchase Agreement dated February 2, 2000 (the "Purchase Agreement"), pursuant to which the Company agreed to sell and HMTF Bridge agreed to purchase shares of common stock, $0.01 par value per share ("Common Stock"), of the Company;

         WHEREAS, HMTF Bridge and HM 4-EQ Metrocall Coinvestors, LLC, a Delaware limited liability company, HM 4-SBS Metrocall Coinvestors, LLC, a Delaware limited liability company, HM PG-IV Metrocall, LLC, a Delaware limited liability company, HM4 Metrocall Qualified Fund, LLC, a Delaware limited liability company, and HM4 Metrocall Private Fund, LLC, a Delaware limited liability company entered into that certain Assignment of Rights Under Common Stock Purchase Agreement dated February 17, 2000, pursuant to which HMTF Bridge assigned a total of 50% of its interest under the Purchase Agreement, the interests of each Holder with respect to this Agreement are set forth on Exhibit A;

         WHEREAS, the Company desires, upon the terms and subject to the conditions set forth herein, to grant Holders the right to acquire additional shares of Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

         1. Option I.

                  (a) Grant of Option. Company hereby grants to Holders an irrevocable option ("Option I") to purchase, in the manner set forth below, an aggregate of 8,333,333 shares of Common Stock (the "Option I Shares"), at an exercise price per share of Three Dollars ($3.00) (the "Option I Exercise Price"), subject to adjustment in accordance with Section 9. Each Holder's interest in the Option I Shares is set forth opposite such Holder's name on Exhibit A hereto.

                  (b) Term of Option. Option I may be exercised by the Holders in whole but not in part, at any time or from time to time after the date hereof and on or before 5:00 pm, Eastern time, on March 17, 2001 (the "Option I Expiration Date"). Except as provided in


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Section 2, Option I will terminate and be null and void if the Option I Exercise
Notice (as defined herein) is not delivered on or prior to the Option I Expiration Date.

                  (c) Exercise Procedures.

                           (i) In the event Holders wish to exercise Option I, Holders shall send a written notice to that effect to Company ("Option I Exercise Notice"). Such notice shall be irrevocable, subject to the satisfaction of the conditions set forth in Section 4.

                           (ii) Closing of the purchase of Common Stock pursuant to Option I (the "Option I Closing") shall occur at a place, on a date, and at a time designated by Holders in the Option I Exercise Notice which date shall be at least three Business Days after the date of the Option I Exercise Notice.

                           (iii) At the Option I Closing, the Company shall deliver certificates representing the Option I Shares to Holders or their assignees against payment of the Option I Exercise Price in cash by wire transfer of immediately available funds to a bank account designated by the Company.

         2. Option II.

                  (a) Grant of Option. Company hereby grants to Holders an irrevocable option ("Option II", together with Option I, the "Options") to purchase, in the manner set forth below, (i) an aggregate of 12,500,000 shares of Common Stock at an exercise price per share of Four Dollars ($4.00) plus
(ii), if Holders have not exercised Option I, 8,333,333 shares of Common Stock at an exercise price per share of Three Dollars ($3.00), in each case subject to adjustment in accordance with Section 9. (The shares subject to Option II shall be referred to as the "Option II Shares.") Each Holder's interest in Option II Shares is set forth opposite such Holder's name on Exhibit A hereto.

                  (b) Term and Conditions of Option. Option II may be exercised in whole or in part, only in connection with the issuance of new equity for cash to finance a business combination or acquisition (by means of merger, consolidation, exchange, or acquisition of assets, or otherwise) involving the Company or any subsidiary thereof and an aggregate transactional consideration to the other entity or its equity and debt holders or to the Company and its equity and debt holders having a fair value (as determined in good faith by the Board of Directors of the Company) of at least $50,000,000 (a "Qualified Transaction"). Except as otherwise provided in Sections 2(c)(i) and 2(d), Option II shall only be exercisable as to Transaction Notices delivered by the Company on or prior to 5:00 pm, Eastern time, on March 17, 2002 (the "Termination Date").

                  (c) Exercise Procedures.

                           (i) If, at any time prior to the Termination Date, the Company proposes to enter into one or more Qualified Transactions, it shall



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                                    in each case promptly notify the Holders in
                                    writing of the material terms of the
                                    Qualified Transaction (a "Transaction
                                    Notice"). Holders shall have 20 Business
                                    Days from the date of a Transaction Notice
                                    ("Option II Exercise Period") to notify the
                                    Company in writing ("Option II Election
                                    Notice") whether or not it intends to
                                    exercise Option II in connection with the proposed Qualified Transaction. Except as provided for in the immediately following sentence, if the Holders notify the Company in the Option II Election Notice that they do not intend to exercise Option II in connection with the proposed Qualified Transaction, or does not deliver an Option II Election Notice within the Option II Exercise Period, then Option II shall terminate and become null and void upon the consummation of such Qualified Transaction. If after the delivery of a Transaction Notice there is any change in the material terms of the Qualified Transaction, the Company shall deliver a new Transaction Notice specifying such change and a new Option II Exercise Period shall commence and during such new Option II Election Period, Holders shall have the right to either (x) withdraw any prior Option II Election Notice or (y) elect to exercise Option II by means of a new Option II Election Notice. Any portion of Option II that (1) remains unexercised in the case of a partial exercise as provided above or (2) represents shares of Common Stock as to which an affirmative Option II Election Notice has been given but as to which the related Qualified Transaction has been abandoned, terminated or otherwise withdrawn, shall in each case remain in full force and effect herein.

                           (ii) Simultaneously with its delivery of the Transaction Notice to the Holders and continually throughout the Option Exercise Period, the Company shall promptly provide the Holders with all material information relating to the Qualified Transaction and the parties thereto, including financial and operating data, business plans and projections and any other material information that the Holders may reasonably request.

                           (iii) If the Holders notify the Company in the Option II Election Notice that they do intend to exercise Option II in connection with the proposed Qualified Transaction, then upon execution by the Company of a binding agreement for the proposed Qualified Transaction, the Holders shall be deemed to have irrevocably exercised Option II, subject to the satisfaction of the conditions set forth in Section 4 and the provisions of Section 2(c)(i).

                           (iv) Closing of the purchase of Common Stock pursuant to Option II (the "Option II Closing") shall occur contemporaneously with the consummation of the Qualified Transaction at a place and at a time that shall be mutually agreed to by the parties hereto. The Option



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                                    II Closing shall be subject to the
                                    fulfillment of all conditions to the
                                    Company's obligations to consummate the
                                    Qualified Transaction, unless the Holders shall have consented to the Company's waiver of any such condition.

                           (v) At the Option II Closing, the Company shall deliver certificates representing the Option II Shares to the Holders or their assignees against payment of the applicable Exercise Price in cash by wire transfer of immediately available funds to a bank account designated by the Company.

                           (vi) In connection with any proposed Qualified Transaction as to which a Transaction Notice and an affirmative Option II Election Notice has been given, the Company shall use reasonable efforts to accommodate Holders' reasonable requests with respect to the timing, form, and structure of such Qualified Transaction and the related Option II Closing in order to achieve Holders' desired tax, corporate and securities law treatment; provided, that no action shall be required hereunder that in the good faith judgment of the Company would adversely affect such Qualified Transaction in any material respect.

                  (d) Extension of Termination Date. If on the Termination Date, the Company is then engaged in active discussions with a party regarding a potential Qualified Transaction, then the Termination Date shall be extended until the earlier date of (i) the termination of such discussions without any Qualified Transaction being proposed or (ii) the Company delivering a Transaction Notice.

         3. Covenants.

                  (a) If applicable, the parties will file as soon as practicable all filings that are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") relating to the issuance of the Option I Shares or the Option II Shares, respond as soon as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation, respond as soon as practicable to all inquiries received from any other government agency in connection with antitrust matters, and seek early termination of any waiting period under the HSR Act.

                  (b) The Company shall use its best efforts to obtain all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of the Option I Shares or Option II Shares, as the case may be, hereunder.

                  (c) The Company will file with the Nasdaq Small Cap Market a Notification Form for Listing of Additional Shares for an amount of shares of Common Stock equal to at least the amount of the Option I Shares and the Option II Shares and will use its reasonable best



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efforts to ensure that the Option I Shares and Option II Shares are encompassed within its listing on the Nasdaq Small Cap Market or such other exchange or market as the shares of Common Stock may subsequently be listed.

                  (d) If necessary to effectuate the transactions contemplated by this Agreement, Company shall prepare, file and prosecute any required applications for the consents of the Federal Communications Commission ("FCC") to the transactions contemplated herein (the "FCC Consents") and in connection therewith request special temporary authorizations to permit the Closing to occur prior to obtaining the FCC Consents.

         4. Conditions to Closing.

                  (a) The obligation of Company to issue the Option I Shares or Option II Shares, as applicable, to Holders hereunder is subject to the conditions that

                           (i) all waiting periods, if any, under the HSR Act
applicable to the issuance of the Option I Shares or Option II Shares hereunder shall have expired or been terminated and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of the Option I Shares or Option II Shares hereunder shall have been obtained or made, as the case may be;

                           (ii) No preliminary or permanent injunction or other
order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any U.S. federal or state governmental or regulatory body, and no statute, rule, regulation or executive order shall have been promulgated or enacted by any U.S. federal or state governmental authority which restrains, enjoins or otherwise prohibits in any material respects the issuance of the Option I Shares or the Option II Shares, as the case may be.

                           (iii) The representations and warranties of the
Holders contained in this Agreement (A) shall have been true and correct when made and (B) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Option I Closing date or the Option II Closing date, as the case may be, with the same force and effect as though made on and as of such applicable closing date.

                           (iv) If required, the parties shall have obtained all
necessary FCC Consents in a form and substance typical of consents customarily issued in transactions of this nature; provided however, that if no petitions to deny the applications for the FCC Consents have been filed with the FCC, and the time period for doing so has passed, then this condition shall be satisfied if the Company has obtained special temporary authorizations to permit the Closing to occur prior to obtaining the FCC Consents.

                  (b) The obligations of Holders to purchase the Option I Shares or Option II Shares, as applicable, from the Company hereunder is subject to the conditions that:

                           (i) all waiting periods, if any, under the HSR Act
applicable to the issuance of the Option I Shares or the Option II Shares hereunder shall have expired or been



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terminated and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of the Option I Shares or Option II Shares hereunder shall have been obtained or made, as the case may be;

                           (ii) No preliminary or permanent injunction or other
order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any U.S. federal or state governmental or regulatory body, and no statute, rule, regulation or executive order shall have been promulgated or enacted by any U.S. federal or state governmental authority which restrains, enjoins or otherwise prohibits in any material respects the issuance of the Option I Shares or the Option II Shares, as the case may be.

                           (iii) The representations and warranties of the
Company contained in this Agreement (A) shall have been true and correct when made and (B) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Option I Closing date or the Option II Closing date, as the case may be, with the same force and effect as though made on and as of such applicable closing date.

                           (iv) If required, the parties shall have obtained all
necessary FCC Consents in a form and substance typical of consents customarily issued in transactions of this nature; provided however, that if no petitions to deny the applications for the FCC Consents have been filed with the FCC, and the time period for doing so has passed, then this condition shall be satisfied if the Company has obtained special temporary authorizations to permit the Closing to occur prior to obtaining the FCC Consents.

         5. Expenses. At any Closing, Company will pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Agreement.

         6. Representations and Warranties of Company. The Company represents and warrants to Holders as of the date hereof and as of the Option I Closing or Option II Closing (unless another date or period of time is specifically stated herein for a representation or warranty), as the case may be, as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its business as it currently is being conducted and to own and lease the properties and assets owned or leased by it. The Company is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and could not reasonably be expected to have a material adverse effect. The Company has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder, and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement. No other corporate or stockholders



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proceeding on the part of the Company is necessary for such authorization, execution, delivery and performance.

                  (b) Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Options, and at all times from the date hereof through the expiration of the Options will have reserved, 20,833,333 authorized and unissued shares of Common Stock, such amount being subject to adjustment as provided in Section 9, (and the Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities that may be issued pursuant to Section 9 upon exercise), all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid, and non-assessable.

                  (c) Upon delivery of the Option I Shares or Option II Shares to Holders upon the exercise of the applicable Option, the Option I Shares or Option II Shares, as the case may be, shall be fully paid and non-assessable and shall be acquired by Holders free and clear of all claims, liens, charges, encumbrances and security agreements of any nature whatsoever (including without limitation preemptive rights).

                  (d) Neither the execution and delivery of this Agreement, the consummation by Company of the transactions contemplated hereby, nor the compliance by Company with any of the provisions hereof will (i) conflict with, or result in a breach of, any provision of its Certificate of Incorporation or By-laws, (ii) require any permit, authorization, consent or approval of, or filing with, or notification to (except for permits, authorizations, consents, approvals, filings or notifications under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the HSR Act, the Communications Act of 1934, as amended (the "Communications Act"), or state public utility or public service laws (if any)) any Governmental Authority (as defined in the Purchase Agreement), (iii) conflict with, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or loss of any material right or benefit) under any of the terms, conditions or provisions of any Company Third Party Contracts (as defined in the Purchase Agreement), (iv) require any consent, authorization, waiver or approval of any person other than a Governmental Authority, or (vi) violate any order, writ, injunction, decree or law applicable to Company, excluding from the foregoing clauses (ii)-(vi) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Company and its subsidiaries, taken as a whole, or prevent Company from consummating the transactions contemplated hereby.

                  (e) None of Company, any of its affiliates or anyone acting on its or their behalf, has issued, sold, or offered any security of Company to any person under circumstances that would cause the issuance and sale of Option I Shares or Option II Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of Holders contained in
Section 7(c) are true and correct, the issuance, sale and delivery of the Option I Shares or Option II Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and Company shall not take any action



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which would cause the issuance, sale and delivery of the Option I Shares or
Option II Shares not to be exempt from such requirements).

         7. Representations and Warranties of Holders. Each Holder represents and warrants to Company as follows:

                  (a) Each Holder is a limited liability company duly organized, validly existing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Holder has duly and validly executed this Agreement and, assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of Holders, enforceable against Holders in accordance with its terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Neither the execution and delivery of this Agreement, the consummation by each Holder of the transactions contemplated hereby, nor the compliance by Holder with any of the provisions hereof will (i) conflict with, or result in a breach of, any provision of its organizational documents, (ii) require any permit, authorization, consent or approval of, or filing with, or notification to (except for permits, authorizations, consents, approvals or filings under the Exchange Act, the Securities Act, the HSR Act, the Communications Act, or state public utility or public service laws (if any)) with, or notification to, any Governmental Authority, (iii) conflict with, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material document, material agreement, or other material instrument to which any Holder is a party or by which any Holder is bound, (iv) require any consent, authorization, waiver or approval of any person other than a Governmental Authority, or (vi) violate any order, writ, injunction, decree or law applicable to Holders, excluding from the foregoing clauses (ii)-(vi) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Holders and its subsidiaries, taken as a whole, or prevent Holders from consummating the transactions contemplated hereby.

                  (c) Any Common Stock acquired pursuant to this Agreement will be acquired for Holder's own account (or for accounts over which it exercises investment authority), for investment purposes only, and will not be acquired with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

         8. No Impairment. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Options, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment.



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Without limiting the generality of the foregoing, the Company will (a) not, directly or indirectly, increase the par value of any shares of Common Stock receivable upon the exercise of the Options above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this the Options, and (c) use its commercially reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Options.

         9. Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of each of the Options shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Section 9.

                  (a) Common Stock Reorganization. If the Company shall after the date hereof subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (i) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (ii) the number of shares of Common Stock subject to purchase upon exercise of each of the Options respectively shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                  (b) Common Stock Distribution.

                           (i) Subject to the last sentence of this paragraph,
if the Company shall after the date hereof issue or otherwise sell or distribute any shares of Common Stock, otherwise than pursuant to a Common Stock Reorganization (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a "Common Stock Distribution"), if such Common Stock Distribution shall be for a consideration per share less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such Common Stock Distribution, or on the first date of the announcement of such Common Stock Distribution (whichever is less), then, effective upon such Common Stock Distribution, the number of shares of Common Stock purchasable upon exercise of each of the Options respectively shall be adjusted by multiplying the number of shares of Common Stock subject to purchase upon exercise of each of the Options by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding



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options, warrants and convertible securities) immediately prior to such Common
Stock Distribution plus the number of shares of Common Stock issued (or deemed to be issued pursuant to paragraphs (ii) and (iii) below) in such Common Stock Distribution and the denominator of which shall be an amount equal to the sum of
(A) the number of shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to such Common Stock Distribution, plus (B) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company (determined as provided below) for such Common Stock Distribution would buy at the Fair Market Value thereof, as of the date immediately prior to such Common Stock Distribution or as of the date immediately prior to the date of announcement of such Common Stock Distribution (whichever is less). In the event of any such adjustment, the exercise price for each of the Options shall be adjusted to a number determined by dividing the exercise price immediately prior to such Common Stock Distribution by the fraction used for purposes of the aforementioned adjustment. The provisions of this paragraph (i), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or to reduce the number of shares of Common Stock subject to purchase upon exercise of each of the Options.

                           (ii) If the Company shall after the date hereof
issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Warrants" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Warrants or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Warrants or upon conversion or exchange of such Convertible Securities (determined by dividing
(x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Warrants, plus, in the case of Warrants to acquire Convertible Securities the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Warrants) shall be less than the Fair Market value per share of outstanding Common Stock of the Company on the date of granting such Warrants or on the first date of announcement thereof (whichever is less), then for purposes of paragraph (i) above the total maximum number of shares of Common Stock issuable upon the exercise of such Warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Warrants shall be deemed to have been issued as of the date of granting of such Warrants and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment to the number of shares of Common Stock purchasable upon the exercise either of the Options or of the Exercise Price shall be made upon the actual exercise of such Warrants or upon conversion or exchange of such Convertible Securities.

                           (iii) If the Company shall after the date hereof
issue, sell or otherwise distribute or grant (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such issue, sale or distribution or on the first date of announcement thereof (whichever is less), then, for purposes of paragraph (i) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment to the number of shares of Common Stock purchasable upon exercise of either of the Options or of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                           (iv) If the purchase price provided for in any
Warrant referred to in paragraph (ii) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (ii) or (iii) above, or the rate at which any Convertible Securities referred to in paragraph (ii) or (iii) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against, and having the effect of protecting against, dilution upon an event which results in a related adjustment pursuant to this Section 9), then the number of shares of Common Stock purchasable upon exercise each of the Options and the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of each of the Options after such readjustment) to the number of shares of Common Stock purchasable upon exercise of each of the Options and the Exercise Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Warrants or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; provided, however, that such readjustment shall give effect to such change only with respect to such Warrants and Convertible Securities as then remain outstanding. If, at any time after any adjustment of the number of shares of Common Stock purchasable upon exercise of each of the Options or the Exercise Price shall have been made pursuant to this
Section 9 on the basis of the issuance of any Warrants or Convertible Securities or after any new adjustments to the number of shares of Common Stock purchasable upon exercise of each of the Option or the Exercise Price shall have been made pursuant to this Section 9, the right of conversion, exercise or exchange in such Convertible Securities shall expire or terminate, and the right of conversion, exercise or exchange in respect of a portion of such Warrants or Convertible Securities shall not have been exercised, such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such Warrants or Convertible Securities on the basis of treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such conversion, exercise or exchange and for the consideration actually received and receivable therefor, and treating any such Warrants or Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of any such issuance for the consideration per share for which shares of Common Stock are issuable under such Warrants or Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Section 9, on the basis aforesaid, a new adjustment of the number of shares of Common Stock purchasable upon exercise of each of the Options and the Exercise Price shall be made, which new adjustment shall supersede (effective only with respect to any exercise of each of the Options after such readjustment) the previous adjustment so rescinded and annulled.

                           (v) If the Company shall after the date hereof pay a
dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Warrants or Convertible Securities, then, for purposes of paragraph (i) above, such Common Stock, Warrants or Convertible Securities, as the case may be, shall be deemed to have been issued or sold without consideration.

                           (vi) If any shares of Common Stock, Warrants or
Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Warrants or Convertible Securities shall be issued, sold or distributed for property or assets other than cash, then the amount of such property and assets shall be deemed to be the Fair Market Value of such property and assets after deduction of any expenses incurred or allowed by the Company in connection therewith. If any shares of Common Stock, Warrants or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Stock, Warrants or Convertible Securities, as the case may be.

                           (vii) If the Company shall take a record of the
holders of the Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Warrants or Convertible Securities or to subscribe for or purchase Common Stock, Warrants or Convertible Securities, then such record date shall be deemed to be the date of the issue, sale, distribution or grant of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (viii) For purposes of determining whether any
adjustment is required pursuant to this Section 9, any security of the Company having rights substantially equivalent to the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Company shall be treated as if such security were Common Stock.

                  (c) Dividends. If the Company shall after the date hereof issue or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets, and if such issuance or distribution does not constitute a Common Stock Reorganization or a Common Stock Distribution (any such nonexcluded event being herein called a "Dividend"), then
(i) the number of shares of Common Stock subject to purchase upon exercise of each of the Options shall be increased (but not decreased), effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Dividend, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Dividend by a fraction, the numerator of which shall be the Fair Market Value per share of outstanding Common Stock on such record date and the denominator of which shall be the Fair Market Value per share of outstanding Common Stock of the Company on such record date less the then Fair Market Value of the evidences of indebtedness, securities, cash, or property or other assets issued or distributed in such Dividend with respect to one share of Common Stock, and (ii) the Exercise Price shall be decreased (but not increased) to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock subject to purchase upon exercise of the applicable Option immediately before such Dividend and the denominator of which shall be the number of shares of Common Stock subject to purchase upon exercise of the applicable Option immediately after such Dividend. If after the date hereof the Company repurchases shares of Common Stock for a per share consideration which exceeds the Fair Market Value (as calculated immediately prior to such repurchase), then the number of shares of Common Stock purchasable upon exercise of the applicable Option and the Exercise Price shall be adjusted in accordance with the foregoing provisions, as if, in lieu of such repurchases, the Company had (x) distributed a Dividend having a Fair Market Value equal to the Fair Market Value of all property and cash expended in the repurchases, and (y) effected a reverse split of the Common Stock in the proportion required to reduce the number of shares of Common Stock outstanding from (1) the number of such shares outstanding immediately before such first repurchase to (2) the number of such shares outstanding immediately following all the repurchases.

                  (d) Capital Reorganization. If after the date hereof there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value), in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holders shall have the right to purchase, upon exercise of each of the Options, the kind and amount of shares of stock and other securities and property (including cash) which the Holders would have owned or have been entitled to receive after such Capital Reorganization if each of the Options had been exercised immediately prior to such Capital Reorganization.

                  (e) Certain Other Events. If any event occurs after the date hereof as to which the foregoing provisions of this Section 9 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the rights of the Holders in accordance with the essential intent and principles of this Agreement, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of each of the Options, or otherwise adversely affect the rights of the Holders hereunder.

                  (f) Adjustment Rules.

                           (i) Any adjustments pursuant to this Section 9 shall
be made successively whenever an event referred to herein shall occur.

                           (ii) If the Company shall set a record date to
determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Common Stock Distribution, Dividend or Capital Reorganization, and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Section 9 in respect of such action.

                           (iii) No adjustment in the amount of the Exercise
Price shall be made hereunder unless such adjustment increases or decreases such amount or price by one cent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such Exercise Price by one cent or more.

                           (iv) No adjustment in the Exercise Price shall be
made hereunder if such adjustment would reduce the exercise price to an amount below par value of the Common Stock, which par value shall initially be $.01 per share of Common Stock.

                           (v) In computing adjustments under this Section 9 or
the number of shares that may be purchased upon exercise of either of the Options, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share, and adjustments in the Exercise Price shall be made to the nearest $.01.

                           (vi) No adjustment shall be made under this Section
9, (A) upon the exercise of any warrants, options or convertible securities (other than the Series C Preferred Stock) issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (B) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for the purpose; (C) upon the issuance of the Common Stock or Options in accordance with terms of the Purchase Agreement; (D) upon the exercise of the Options; (E) the issuance of up to 13,250,000 shares of Common Stock (or common-stock equivalent preferred stock that is convertible into common stock) in connection with the exchange or conversion of the Series C Preferred Stock; (F) the issuance contemporaneously with the closing under the Purchase Agreement of up to an amount of shares of Common Stock equal to the product of (1) two multiplied by (2) the number of shares of Common Stock purchased by Holders pursuant to the Purchase Agreement, at a purchase price of $2.19 per share; or (g) the issuance of the shares of Common Stock purchased by Holders pursuant to the Purchase Agreement.

                  (g) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 9, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holders is entitled to receive upon exercise of the Options.

                  (h) Notice of Adjustment. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 9, the Company shall give notice to the Holders of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holders of such adjustment and computation promptly after such adjustment becomes determinable.

         10. Contest Rights. Upon each determination of Fair Market Value hereunder (other than a determination relating solely to setting the value of fractional shares), the Company shall promptly give notice thereof to the Holders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof, as the case may be. If the Holders shall disagree with such determination and shall, by notice to the Company given within 15 days after the Company's notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with the Appraisal Procedure.

         11. Legends.

         Upon issuance to Holders of any Option I Shares or Option II Shares upon purchase thereof pursuant to this Agreement, such Option I Shares or Option II Share shall be endorsed with a restrictive legend which shall read substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED, SOLD, OR TRANSFERRED ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         12. Definitions.

         The following terms, as used in this Agreement, have the following respective meanings:

         "Appraisal Procedure" means a procedure whereby two independent appraisers, one chosen by the Company and one by the Holders, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. The determination of the appraisers or appraiser appointed hereunder shall be binding and conclusive on the Company and the Holders. The costs of conducting any Appraisal Procedure shall be borne by the Holders; provided however, the fees and expenses of the Company of the Holders, of the appraisers appointed hereunder and of the Appraisal Procedure shall be borne by the Company if such Appraisal Procedure shall result in a determination that is disparate by 2% or more to the benefit of Holders from the Company's initial determination.

         "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

         "Closing Price" with respect to any security on any day means (a) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading, or (b) if such security is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

         "Exercise Price" means respectively as to each of the Options, the exercise price respectively specified herein for each of the Options as such exercise price may be adjusted from time to time as provided herein.

         "Fair Market Value" means the fair market value of the business or property in question, as determined in good faith by the Board of Directors of the Company, provided, however, that the Fair Market Value of any security for which a Closing Price is available shall be the Market Price of such security.

         "Market Price", with respect to any security on any day means the average of the daily Closing-Prices of a share or unit of such security for the 10 consecutive Business Days ending on the most recent Business Day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (A) a dividend or distribution of Common Stock, or (B) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 10 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the

Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock.

         "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

         13. No Rights or Liabilities as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders hereof any rights as a stockholders of the Company or as imposing any liabilities on such Holders to purchase any securities or as a stockholders of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         14. Specific Enforcement. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and the Holders, any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and the Holders, or prevent any violation hereof, and, to the extent permitted by applicable law as between the Company and the Holders, each party waives any objection to the imposition of such relief.

         15. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         16. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         17. Notices. All notices which are permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by fax upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service on the date delivered or (d) if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other person as may be designated by notice to the other party:

                  If to a Holder:

                           HMTF Bridge MC I, LLC
                           HM 4-EQ Metrocall Coinvestors, LLC
                           HM 4-SBS Metrocall Coinvestors, LLC
                           HM PG-IV Metrocall, LLC
                           HM4 Metrocall Qualified Fund, LLC
                           HM4 Metrocall Private Fund
                           c/o Hicks, Muse, Tate & Furst Incorporated
                           1325 Avenue of the Americas
                           25th Floor

                           New York, NY  10019
                           Attn:  Michael Levitt
                           Telephone:  (212) 424-1400
                           Fax:  (212) 424-1450


                  with a copy (which shall not constitute notice) to:

                           Vinson & Elkins L.L.P.
                           1325 Avenue of the Americas
                           17th Floor
                           New York, NY  10019
                           Attn:  Eric S. Shube
                           Telephone:  (917) 206-8005
                           Fax:  (917) 206-8100


                  If to the Company:

                           Metrocall, Inc.
                           6677 Richmond Highway
                           Alexandria, VA  22306
                           Attention:  Vincent D. Kelly, Chief Financial
                                Officer and Treasurer
                           Fax: (703) 768-9625

                  with copy (which shall not constitute notice) to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C.  20037
                           Attention:  Thomas W. White
                           Fax:  (202) 663-6363

         18. Entire Agreement. This Agreement (together with the Purchase Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

         19. Successors and Assigns. This Agreement shall not be assigned, by operation of law or otherwise, without the prior written consent of the other party hereto, except that the Holders may assign its rights hereunder, in whole or in part, to an affiliate. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         21. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

         22. Capitalized Terms. Capitalized Terms used herein but not defined shall have the meanings set forth in the Purchase Agreement.



                                           [Signature Page Follows]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the day and year first written above.



                                             METROCALL, INC.


                                             By: /s/ Steven D. Jacoby
                                                --------------------------------
                                                Name:  Steven D. Jacoby
                                                Title: Executive Vice President



                                             HMTF BRIDGE MC I, LLC


                                             By: /s/ David W. Knickel
                                                --------------------------------
                                                Name:  David W. Knickel
                                                Title:    Vice President



                                             HM 4-EQ METROCALL COINVESTORS, LLC


                                             By: /s/ David W. Knickel
                                                --------------------------------
                                                Name:  David W. Knickel
                                                Title:    Vice President



                                             HM 4-SBS METROCALL COINVESTORS, LLC


                                             By: /s/ David W. Knickel
                                                --------------------------------
                                                Name:  David W. Knickel
                                                Title:    Vice President



                                             HM PG-IV METROCALL, LLC


                                             By: /s/ David W. Knickel
                                                --------------------------------
                                                Name:  David W. Knickel
                                                Title:    Vice President



                  Signature Page 1 of 2 of the Option Agreement

                                             HM4 METROCALL QUALIFIED FUND, LLC


                                             By: /s/ David W. Knickel
                                                --------------------------------
                                                Name:  David W. Knickel
                                                Title:    Vice President


                                             HM4 METROCALL PRIVATE FUND, LLC


                                             By: /s/ David W. Knickel
                                                --------------------------------
                                                Name:  David W. Knickel
                                                Title:    Vice President



                  Signature Page 2 of 2 of the Option Agreement

                                    EXHIBIT A

                                    Interests


Holder                                      Percentage                Number of      Number of          Number of
------                                      ----------                Shares         Shares             Shares
                                                                      Pursuant       Pursuant           Pursuant
                                                                      To Option I    To Option II(1)    To Option II(2)
                                                                      -----------    ---------------    ---------------
HMTF Bridge MC I, LLC                       50%                      4,166,666        6,250,000         10,416,666

HM4-EQ Metrocall Coinvestors, LLC           1.337099% of 50%            55,712           83,568            139,280

HM4-SBS Metrocall Coinvestors, LLC          2.179044 of 50%             90,794          136,191            226,984

HM PG-IV Metrocall, LLC                     4.844421% of 50%           201,851          302,777            504,628

HM4 Metrocall Qualified Fund, LLC           90.994792% of 50%        3,791,450        5,687,174          9,478,624

HM4 Metrocall Private Fund, LLC             .0644644% of 50%            26,860           40,290             67,150


--------
(1) Assumes Option I has been previously exercised.

(2) Assumes Option I has not been previously exercised.


Exhibit A